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                                                                    EXHIBIT 11.1

                                QUIKSILVER, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

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
                                                              YEAR ENDED OCTOBER 31,
                                                      ---------------------------------------
                                                         1995           1994          1993
                                                      -----------    ----------    ----------
PRIMARY NET INCOME COMPUTATION
Average number of common shares and common share
  equivalents outstanding:
  Average outstanding common shares.................    6,634,000     6,477,000     6,389,000
  Dilutive effect of stock options after application
     of treasury stock method.......................      248,000       171,000        49,000
                                                      -----------    ----------    ----------
                                                        6,882,000     6,648,000     6,438,000
                                                      ===========    ==========    ==========
Net income..........................................  $10,012,000    $7,738,000    $4,431,000
                                                      ===========    ==========    ==========
Net income per primary common share.................  $      1.45    $     1.16    $      .69
                                                      ===========    ==========    ==========
FULLY DILUTED NET INCOME COMPUTATION
Average number of common shares and common share
  equivalents outstanding:
  Average outstanding common shares.................    6,634,000     6,477,000     6,389,000
  Dilutive effect of stock options after application
     of treasury stock method.......................      307,000       254,000        96,000
                                                      -----------    ----------    ----------
                                                        6,941,000     6,731,000     6,485,000
                                                      ===========    ==========    ==========
Net income..........................................  $10,012,000    $7,738,000    $4,431,000
                                                      ===========    ==========    ==========
Net income per fully diluted common share...........  $      1.44    $     1.15    $      .68
                                                      ===========    ==========    ==========
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